CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 14, 2006 relating to the financial statements, financial statement schedule, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in Green Mountain Coffee Roasters, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2006.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 22, 2007